[PRICEWATERHOUSECOOPERS LOGO]




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 12, 2004 relating to the consolidated financial statements of Companhia de Bebidas das Americas - AmBev and its subsidiaries as at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears in the Annual Report on Form 20-F. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes
Sao Paulo, Brazil


August 9, 2004